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                                                                    Exhibit 10.5


                       ASSIGNMENT AND ASSUMPTION AGREEMENT

        This ASSIGNMENT AND ASSUMPTION AGREEMENT (this "AGREEMENT") is entered into as of the 12th day of May, 1998, by and among ZAI*NET Software, Inc., a Delaware corporation ("ASSIGNOR"), ZAI*NET Software, L.P., a Delaware limited partnership ("ASSIGNEE") and Brian J. Scanlan, an individual and stockholder of Assignor ("GENERAL PARTNER"). Any capitalized terms not otherwise defined herein shall have the respective definitions as set forth in the Purchase Agreement (as hereinafter defined).

                                   WITNESSETH

               WHEREAS, Assignor desires to contribute, transfer, convey, assign and deliver to Assignee, and Assignee desires to receive and accept, substantially all of Assignor's assets, including those set forth on EXHIBIT A hereto (the "ASSIGNMENT");

               WHEREAS, as consideration for the Assignment, Assignee desires to issue, transfer and convey (i) to Assignor a ninety-nine percent (99%) limited partnership interest in Assignee and (ii) to General Partner the one percent (1%) general partnership interest in Assignee;

               WHEREAS, as additional consideration for the Assignment, Assignee has agreed to assume from Assignor certain Assumed Liabilities of Assignor, consisting of those obligations and liabilities set forth on EXHIBIT B hereto (the "ASSUMED LIABILITIES");

               NOW, THEREFORE, in consideration of the premises and the respective agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

        1. DEFINITIONS. For the purposes of this Agreement, the following terms shall have the following meanings:

               "Assets" shall mean all of Assignor's assets and properties (excluding (a) an amount of cash equal to $600,000 and (b) title to the 1993 Toyota Camry), including, without limitation, those set forth on EXHIBIT A hereto.

               "Purchase Agreement" shall mean that certain Purchase Agreement dated as of the date hereof, by and among Assignor, Assignee, General Partner and GFI Caminus LLC, a Delaware limited liability company.
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        2. ASSIGNMENT. The Assignor does hereby contribute, transfer, convey, assign, and deliver to Assignee all of the rights, title and interests of the Assignors in and to the Assets free and clear of any and all Liens (as defined in the Purchase Agreement) whatsoever, except for Permitted Liens (as defined in and disclosed on Schedule 3.14 to the Purchase Agreement).

        3. ACCEPTANCE AND ASSUMPTION. Assignee hereby receives, accepts and acquires from Assignor the Assets and hereby covenants and agrees to faithfully observe, keep, perform and fulfill all of the terms, covenants, conditions and obligations required to be observed, kept, performed and fulfilled by the Assignor arising from and with respect to the Assets. In addition, Assignee, without any further responsibility or liability of or recourse to Assignor or any of Assignor's stockholders, officers, directors, employees, agents, successors or assigns, hereby absolutely and irrevocably assumes and covenants and agrees with Assignor to pay, perform and be liable and responsible for, any and all Assumed Liabilities.

        4. TRANSFER OF PARTNERSHIP INTERESTS. As consideration for the Assignment, Assignee hereby issues, conveys, assigns and transfers (i) a ninety-nine percent (99%) limited partnership interest to Assignor, and (ii) a one percent (1%) general partnership interest to General Partner.

        5. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns. None of the parties hereto may assign any of their rights or obligations under this Agreement without the prior written consent of all parties hereto.

        6. GOVERNING LAW. All questions with respect to this Agreement and the rights and liabilities of the parties shall be governed by the laws of the State of New York, regardless of the choice of law provisions of that state or any other jurisdiction.

        7. FURTHER ASSURANCES. Each of Assignee, Assignor and General Partner agrees to (a) cooperate fully with the other party, (b) execute such further instruments, documents and agreements, and (c) give such further written assurances as may be reasonably requested by Assignee, Assignor or General Partner, as the case may be, to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

        8. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.


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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ZAI*NET Software, L.P., a Delaware          ZAI*NET Software Inc., a Delaware
limited partnership                         corporation


By:     /s/ Brian J. Scanlan                By:     /s/ Brian J. Scanlan
   --------------------------------            ---------------------------------
Name: Brian J. Scanlan                              Name: Brian J. Scanlan
Its: General Partner                                Its: President


Brian J. Scanlan


        /s/ Brian J. Scanlan
-----------------------------------


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                                    EXHIBIT A

        The "Assets" of Assignor include all of the rights, title and interest in the following as they exist on the date hereof:

        (A) ACCOUNTS, ETC. All rights of Assignor to payment for goods sold or leased, or to be sold or leased and for services rendered or to be rendered, whether or not such rights to payment have been earned by performance, and all security interests in the property of others.

        (B) RIGHTS UNDER CONTRACTS. All rights of Assignor under contracts, agreements and undertakings with third parties, including, without limitation, the material contracts identified on Schedule 3.7 to the Purchase Agreement, the Personal Property Leases identified on Schedule 3.17 to the Purchase Agreement and the Real Property Leases identified on Schedule 3.18 to the Purchase Agreement.

        (C) EQUIPMENT. All machinery, electrical and electronic components, equipment, furniture, office machinery, appliances, implements and other tangible personal property of every kind and description used or useful in its business, and all goods of like kind or type hereafter acquired by Assignor in substitution or replacement thereof, and all additions and accessions thereto, including without limitation, the tangible assets identified on Schedule 3.13 to the Purchase Agreement.

        (D) GENERAL INTANGIBLES. All personal property of Assignor (including things in action) and general intangibles of Assignor. General intangibles includes, without limitation, all computer software, inventions, processes, formulae, licenses, patents, patent rights, copyrights, copyright rights, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, and other like business property rights, including to the extent such assignment is permitted by law all permits, licenses and entitlement necessary for operation of equipment, and all applications to acquire any such rights, on file or for which application may at any time have been made in the past by Assignor, including without limitation, the Intellectual Property identified on Schedule 3.8 to the Purchase Agreement.

        (E) INSTRUMENTS. All drafts, checks, certificates of deposit, notes, bills of exchange and other writings which evidence a right to the payment of money.

        (F) INVENTORY. All goods owned or held by or for the account of Assignor for sale or lease, or for furnishing under a contract of service, or as raw materials, work in process or materials incorporated in or consumed in the production of any of the foregoing, in each case wherever the same shall be located.


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        (G) FIXTURES. All goods owned by Assignor so related to real property owned by Assignor that Assignor shall have acquired an interest in such goods under real estate law.

        (H) BALANCE SHEET ITEMS. All other assets and properties reflected in the balance sheet prepared in connection with the Closing Audit (as defined in the Purchase Agreement).

        (I) PROCEEDS. All proceeds, products, additions and excisions of any and all of the foregoing Assets and, to the extent not otherwise included, all payments under insurance, or any indemnity, warranty or guaranty, payable by reason of loss of damage to or otherwise with respect to any of the foregoing Assets.


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                                    EXHIBIT B

                 "ASSUMED LIABILITIES" shall mean the following:

        (A) All trade accounts payable, accrued expenses and accrued liabilities for goods delivered or to be delivered to Assignor and for services performed or to be performed by Assignor in connection with its business, in each case to the extent (excluding any payables, expenses, liabilities or obligations in connection with the 1993 Toyota Camry) (i) reflected as liabilities on the balance sheet prepared in connection with the Closing Audit, (ii) of a de minimis amount and incurred in the ordinary course of business and consistent with past practices and (iii) incurred in connection with and for the benefit of the business of the Assignee from and after the Closing (as defined in the Purchase Agreement).

        (B) All obligations of Assignor under contracts, agreements and undertakings with third parties pursuant to contracts identified on Schedule 3.6 to the Purchase Agreement under the Personal Property Leases identified on
Schedule 3.17 to the Purchase Agreement under the Real Property Leases identified on Schedule 3.18 to the Purchase Agreement, and all other nonmonetary obligations arising from items reasonably identifiable on the schedules to the Purchase Agreement and incurred in the ordinary course of business and consistent with past practices, excluding, in each case, any liability or obligation for a breach or default thereunder or other liability or obligation accrued with respect to the period prior to the date hereof, unless such liability or obligation is covered by the preceding paragraph (A).


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